  EXHIBIT 6.7

May 6, 2019

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549

Re: Med-X, Inc.

We have read the statements of Med-X, Inc. included under Item 4.01 of Form 1-U to be filed with the SEC on May 6, 2019 and agree with such statements as they pertain to our firm.

Sincerely, /s/ MJF & Associates, APC MJF & Associates, APC

515 S. Flower Street, Suite 1800, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726